As filed with the Securities and Exchange Commission on September 20, 2016

                                                                                                                                                                               Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______

Form S‑8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_______

CAE INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

_______

8585 Côte-de-Liesse

Saint-Laurent, Québec

Canada, H4T 1G6

(514) 341-6780

(Address and telephone number of Registrant’s principal executive offices)

_______

CAE INC. EMPLOYEE STOCK OPTION PLAN, AS AMENDED

(Full title of the Plans)

_______

CT Corporation System

111 8th Avenue, 13th Floor

New York, New York  10011

(212) 894-8700

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Mark Hounsell
General Counsel, Chief Compliance Officer & Corporate Secretary
CAE Inc.
8585 Côte-de-Liesse

Saint-Laurent, Québec

Canada, H4T 1G6
(514) 341-6780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, no par value, including associated Common Share purchase rights pursuant to the Registrant’s Shareholder Rights Plan, which purchase rights will trade together with the Common Shares	10,000,000 shares(3)	U.S.$13.82	U.S.$138,200,000	U.S.$13,916.74
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares of the Registrant (“Common Shares”) that may result from subdivisions, consolidations, reclassifications or similar transactions with respect to the Common Shares, the payment of share dividends by the Registrant, or other relevant changes in the capital of the Registrant in accordance with the provisions of the CAE Inc. Employee Stock Option Plan, as amended (the “Stock Option Plan”).

(2)

Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Registrant’s Common Shares quoted on the New York Stock Exchange on September 15, 2016.

(3)	Additional Common Shares deliverable upon exercise of stock options granted under the Stock Option Plan as a result of a recent amendment to such Stock Option Plan.

                                                                                                       2

EXPLANATORY NOTE

                This Registration Statement on Form S-8 (this "Registration Statement") is filed by CAE Inc. (the “Registrant”) relating to the issuance of up to 10,000,000 common shares, without par value, in the capital of the Registrant (the “Common Shares”), including associated Common Share purchase rights pursuant to the Registrant’s Shareholder Rights Plan, which purchase rights will trade together with the Common Shares, deliverable upon exercise of stock options granted under the CAE Inc. Employee Stock Option Plan (the "Stock Option Plan"), and are in addition to the Common Shares registered on the Registrant’s Registration Statements on Form S-8 filed on July 26, 2002 (Registration No. 333-97185) and November 14, 2008 (Registration No. 333-155366) (the "Prior Registration Statements").  On June 15, 2016, the Registrant’s board of directors approved, subject to shareholder approval, the amendment of the Stock Option Plan to, among other things, increase the number of Common Shares that may be issued upon exercise of stock options granted under the Stock Option Plan by an additional 10,000,000 Common Shares.  Shareholder approval of the amendments to the Stock Option Plan was secured at the Registrant’s Annual and Special Meeting of Shareholders held on August 10, 2016.

                This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.                Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

•         The Registrant’s annual report on Form 40-F filed with the Commission on June 27, 2016 (File No. 001-04307), which contains audited financial statements for the Registrant’s latest fiscal year; and

•         The Registrant’s reports on Form 6-K furnished to the Commission on May 19, 2016, May 20, 2016 (two reports), June 27, 2016 (two reports), August 10, 2016 and August 11, 2016.

In addition, all reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports or documents.  The Registrant may incorporate by reference its future reports on Form 6-K by stating in those reports that they are being incorporated by reference into this Registration Statement.

Any statement contained herein or in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed report or document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.                Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or such other entity, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of such other entity, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.  Where that action is by or on behalf of the corporation or that other entity, the approval of the court is also required.

In accordance with the CBCA, the By-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request, as a director or officer of another entity, and the heirs and legal representatives of such a person to the extent permitted under the CBCA.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers of the Registrant for losses as a result of claims based upon their acts or omissions as directors and officers, including liabilities under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the CBCA.

ITEM 8.                Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description
4.1	Registrant’s Articles of Amalgamation dated April 1, 2014.
4.2	Registrant’s By-laws, adopted by the Registrant’s Board of Directors on February 6, 2015 and confirmed by the Registrant’s shareholders on August 12, 2015.
4.3	Registrant's Amended and Restated Shareholder Protection Rights Plan Agreement, dated and confirmed by the Registrant’s shareholders on August 12, 2015.
4.4	CAE Inc. Employee Stock Option Plan (Amended and Restated as of June 15, 2016) (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 6-K as filed on June 27, 2016).
5.1	Opinion of Norton Rose Fulbright Canada as to the Legality of the Common Shares.
23.1	Consent of Norton Rose Fulbright Canada (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Montreal, Quebec.
24.1	Power of Attorney (contained on signature page hereto).

ITEM 9.                                Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant and expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 20th day of September, 2016.

CAE INC.

By:   /s/ Mark Hounsell

Name:    Mark Hounsell

Title:       General Counsel, Chief Compliance Officer
                and Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Marc Parent and Mark Hounsell his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James F. Hankinson James F. Hankinson	Chairman of the Board	September 20, 2016

/s/ Mark Parent Marc Parent	President and Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2016

/s/ Margaret S. (Peg) Billson Margaret S. (Peg) Billson	Director	September 20, 2016

/s/ Paul Gagné Paul Gagné	Director	September 20, 2016

/s/ Michael M. Fortier Michael M. Fortier	Director	September 20, 2016

/s/ Alan N. MacGibbon Alan N. MacGibbon	Director	September 20, 2016

/s/ John Manley John Manley	Director	September 20, 2016

/s/ Peter J. Schoomaker Peter J. Schoomaker	Director	September 20, 2016

/s/ Andrew J. Stevens Andrew J. Stevens	Director	September 20, 2016

/s/ Katherine B, Stevenson Katharine B. Stevenson	Director	September 20, 2016

/s/ Constantino Malatesta Constantino Malatesta	Vice President and Corporate Controller (Principal Accounting Officer)	September 20, 2016

/s/ Sonya Branco Sonya Branco	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	September 20, 2016

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of CAE Inc. in the United States, in the City of Montreal, Province of Quebec, Country of Canada, on this 20th day of September 2016.

CAE (US) INC.

(Authorized U.S. Representative)

By: /s/ Sonya Branco
Name:    Sonya Branco
Title:       President